Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Senmiao Technology Limited (File No. 333-230397) of our report dated July 3, 2019, with respect to our audit of the financial statements of Senmiao Technology Limited as of March 31, 2019 and 2018 and for the years then ended, which report in included in this Annual Report on Form 10-K of Senmiao Technology Limited for the year ended March 31, 2019.

/s/ Friedman LLP

New York, New York

July 3, 2019